Exhibit 99.2

July 27, 2021 2Q21 QUARTERLY EARNINGS SUPPLEMENT

Special Note Concerning Forward-Looking Statements Statements made in this document, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economy (including the impact of the current presidential administration); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in accounting policies and practices, including FASB’s CECL impairment standards; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of The London Inter-bank Offered Rate phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures This document contains financial information determined other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management also believes that these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this document to the most directly comparable GAAP measures is provided beginning on page 36 of this document. For more details on the Company’s non-GAAP measures, refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Table of Contents Overview of First Busey Corporation (BUSE) 5 Diversified Business Model 6 Attractive Geographic Footprint 7 Experienced Management Team 8 Investment Highlights 9 Fortress Balance Sheet 10 Robust Capital Foundation 11 High Quality Loan Portfolio 12 Update on COVID - Related Deferral & Modification Trends 18 Participating in the CARES Act Paycheck Protection Program 22 Navigating Credit Cycle from Position of Strength 23 Substantial Reserve Build Following CECL Adoption 24 Ample Sources of Liquidity 25 Quarterly Earnings Review 26 Core Earnings Performance 27 Net Interest Margin 28 Diversified and Significant Sources of Fee Income 29 Resilient Wealth Management Platform 30 FirsTech Growth and Expansion of Services 31 Focused Control on Expenses 32 Personal Banking Transformation Plan 33 Acquisition of Cummins-American Corp (Glenview State Bank) 34 Appendix: Use of Non-GAAP Financial Measures 36

Overview of First Busey Corporation (BUSE)

Company Overview

- 150+ year old bank headquartered in Champaign, IL
- Full service community bank serving Illinois, St. Louis, Indianapolis, and Southwest Florida markets
- Diversified lending portfolio across real estate, commercial, and retail products
- Named among Forbes' 2018 and 2019 Best-in-State Banks for Illinois, American Banker's "Best Banks to Work For" from 2016-2020, and Best Places to Work in Money Management by Pensions & Investments from 2018-2020
- First Busey maintains an unwavering focus on its 4 Pillars – associates, customers, communities and shareholders
- Closed acquisition of Glenview State Bank on 5/31/21

Primary Business Segments

Commercial Banking

BuseyBANK

Glenview State Bank

- Illinois state chartered bank, organized in 1868
- Bank offers full suite of diversified financial products and services for consumers and businesses
- 75 branch locations, serving four state footprint[2]

Wealth Management

Busey Wealth Management

Glenview State Bank

- Provides premier wealth and asset management services for individuals and businesses
- $12.3bn Assets Under Care (AUC) at June 30,2021

Retail Payment Processing

firstech

- Provides comprehensive and innovative payment processing capabilities
- Solutions tailored for online, mobile, walk-in, CSR, direct debit, lockbox, auto phone pay, VerID
- 30 million transactions per year

Branch Map



Sarasota
Port Charlotte
Chicago
Valparaiso
South Bend
Fort Wayne
Kankakee
ILLINOIS
Lafayette
Kokomo
Marion
Muncie
Quincy
Springfield
Decatur
Danville
Indianapolis
INDIANA
Charleston
Terre Haute
Bloomington
Columbia
Jefferson City
Vincennes
Louisville
Jefferson

Financial Highlights

$ in millions	2019	2020	2021 YTD
Total Assets	$9,696	$10,544	$12,415
Total Loans (Exc. HFS)	6,687	6,814	7,186
Total Deposits	7,902	8,678	10,337
Total Equity	1,220	1,270	1,346
NPA/Assets	0.34%	0.27%	0.25%
NIM	3.38%	3.03%	2.61%
Core PPNR ROAA[1]	1.76%	1.75%	1.47%
Core ROAA[1]	1.25%	1.06%	1.28%
Core ROATCE[1]	14.54%	12.47%	14.96%

(1) Non-GAAP calculation, see Appendix (2) Does not reflect branch consolidation actions expected to occur in 4Q21

5

Online Banking Credit and Debit Cards Checking Services Consumer Loans Commercial Lending Business Saving Services Personal Business Mortgage Banking Mobile Banking Diversified Business Model Investment Services Investment Management Financial Goals Private Client Business Planning Business Checking Services Merchant Services Solutions Custom Consulting Lockbox Processing Payment Concentrator Processing Verid Walk-In Payments Online Bill Payments Mobile Payments Direct Debit Business Solutions Payment Solutions Investment Advisory Banking the intersection of commercial and wealth

Attractive Geographic Footprint Four distinct operating regions provide for attractive mix of customers and demographics, providing compelling business and market opportunities Northern Gateway Central Florida Banking Centers: 15 Deposits: $2.4B Avg. Deposits Per Branch: $162.9MM Median HHI: $76,758 Banking Centers: 24 Deposits: $2.9B Avg. Deposits Per Branch: $122.2MM 2020 Pop: 2.8 Million Banking Centers: 32 Deposits: $4.5B Avg. Deposits Per Branch: $141.2MM DMS Rank: Top 5 in 7 out of 8 IL Markets Banking Centers: 4 Deposits: $442MM Avg. Deposits Per Branch: $110.6MM 2020-25 Pop. Growth: 5.9% versus U.S. avg. 2.9% US Census Claritas data as of 6.30.20 Exhibits above depict the First Busey franchise as of 6.30.21 and does not reflect branch consolidation actions expected to occur in 4Q21

Experienced Management Team



Van A. Dukeman

Chairman, President & Chief Executive Officer, First Busey Corporation

Has served as President & CEO of First Busey since 2007. Mr. Dukeman was President & CEO of Main Street Trust from 1998 until its merger with First Busey in 2007.

In addition to his role as President & CEO, Mr. Dukeman became Chairman of the Holding Company Board effective July 22, 2020.

Mr. Dukeman's 40 years of diverse financial services experience and extensive board involvement throughout his career brings a conservative operating philosophy and a management style that focus on Busey's associates, customers, communities and shareholders.

Highly experienced board with nearly 150 years of combined director experience

Management aligned with shareholders (insider ownership of 7.2%)



Robin N. Elliott

President & CEO, Busey Bank

Joined Busey in 2006 and led various finance functions prior to serving as CFO/COO and now Bank President/CEO.

Mr. Elliott has played instrumental roles in executing various strategic and growth initiatives.

Before joining Busey, Mr. Elliott worked for various national public accounting firms, including Ernst & Young.



Jeffrey D. Jones

EVP & CFO

Joined Busey in August 2019, bringing his nearly 20 years of investment banking and financial services experience to Busey.

Mr. Jones previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc.

Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve.



Robert F. Plecki, Jr.

EVP, Chief Banking Officer

Joined Busey in 1984 and has served in the role of Chief Credit Officer or Chief Banking Officer of First Busey since 2010 as well as serving as the Chair of Credit Committees.

Mr. Plecki previously served as President & CEO of Busey Wealth Management, COO, and EVP of the Florida and Champaign market.

Prior to the 2007 merger with First Busey, Bob served in various management roles at Main Street Trust.

Amy L. Randolph
Chief of Staff & EVP of Pillar Relations

John J. Powers
EVP & General Counsel

Monica L. Bowe
EVP & Chief Risk Officer

8

Investment Highlights Established in 1868, with more than 150 years of commitment to local communities and businesses Operating with 75 branches across four states: Illinois, Missouri, Indiana, and Florida Experienced and proven management team Attractive and diverse business strategy with premier commercial bank, wealth management, and payment processing solutions for individuals and businesses Attractive Franchise Sound Growth Strategy Strong Core Deposits Strong Capital and Liquidity Position High Quality Loan Portfolio Diversified Revenue Drive organic growth through regional operating model with highly aligned commercial and wealth relationship focused strategies in key markets of operation Leverage track record as proven successful acquirer to expand through disciplined M&A Attractive core deposit to total deposit ratio (98.7%) (1) Low cost of total deposits (14 bps) and cost of non-time deposits (6 bps) in Q2 2021 Strengths in commercial & industrial, commercial real estate, and residential real estate lending Highly diversified loan portfolio without material loan concentrations Strong asset quality and continued firm-wide commitment to upholding high standards of credit quality Reserves/NPLs of 337% and NPL/Loans of 0.42% (excludes PPP loans; as of 6/30/21) Significant revenue derived from diverse and complementary fee income sources Noninterest income/operating revenue of 34% Q2 2021 and 32% LTM Wealth management and payment processing operations account for 53% of non-interest income GAAP and regulatory capital levels significantly in excess of well-capitalized requirements Remains substantially core deposit funded, with a low loan-to-deposit ratio High quality, short duration securities portfolio and asset sensitive balance sheet (1) Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less (2) Non-GAAP calculation, see Appendix (3) Based on BUSE closing stock price on July 23, 2021 Attractive Profitability and Returns Core ROAA & ROATCE 1.12% and 13.14% Q2 2021 and 1.27% and 14.96% LTM(2) Core Adjusted Efficiency Ratio 58.89% Q2 2021 and 53.81% LTM(2) Q2 2021 Core diluted EPS $0.57(2) and quarterly dividend of $0.23 (4.03% yield)(3)

TCE/TA ratio of 8.15% at 6/30/21(1) Capital ratios significantly in excess of well-capitalized minimums - Total RBC of 16.41% and CET1 ratio of 12.26% at 6/30/21 TBV per share of $17.11 at 6/30/21(1), up 7.5% year-over-year Diversified portfolio, conservatively underwritten with low levels of concentration Non-performing (0.25% of total assets) and classified assets (5.7% of capital) both at multi-year lows Substantial reserve build under CECL ACL/Loans: 1.40%(2) ACL/NPLs: 336.96% Full-payment deferrals under COVID-related modification programs now account for only 0.2% of commercial loan balances 100 / 300 Test: 38% C&D 197% CRE Robust holding company and bank-level liquidity Strong core deposit franchise further bolstered by recently closed GSB acquisition 69.5% loan-to-deposit ratio, 98.7% core deposits (3) Borrowings accounted for approximately 3.4% of total funding at 6/30/21 Substantial sources of off-balance sheet contingent funding ($3.2 billion) Fortress Balance Sheet (1) Non-GAAP calculation, see Appendix (2) Excluding amortized cost of PPP loans (3) Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less Robust Capital Foundation Resilient Loan Portfolio Strong Core Deposit Franchise & Ample Liquidity

Robust Capital Foundation Non-GAAP calculation, see Appendix 2Q21 Capital Ratios are preliminary estimates Leverage Ratio (2) $922 $941 $964 $983 $1,008 $1,062 9.9% 9.4% 9.4% 9.8% 9.8% 9.6% 4% 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 Tier 1 Capital Leverage Ratio Min Ratio $ in millions ($ in millions) Tangible Common Equity Ratio (1) $864 $884 $905 $921 $919 $982 9.2% 8.4% 8.9% 9.0% 8.8% 8.2% 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 TCE TCE Ratio $ in millions Total Capital Ratio (2) $ in millions $756 $739 $737 $731 $728 $806 $291 $461 $489 $515 $538 $517 13.9% 16.2% 16.6% 17.0% 17.4% 16.4% 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 Well Cap Min Excess over Min Total Capital Ratio $ in millions $ in millions Current Ratio 16.4% 13.2% 12.3% Minimum Well Capitalized Ratio 10.0% 8.0% 6.5% Amount of Capital $1,323 $1,062 $988 Well Capitalized Minimum $806 $645 $524 Excess Amount over Well-Capitalized Min $517 $417 $464 Total Capital Ratio Tier 1 Capital Ratio Common Equity Tier 1 Ratio Consolidated Capital as of 6/30/2021 (2)

High Quality Loan Portfolio Based on loan origination (2) Excludes Credit Card and Overdraft Protection (3) Excludes GSB acquired loans 2Q21 was first quarter to show increased line utilization since onset of the pandemic Loan Portfolio Geographic Segmentation (1) Missouri 22% Indiana 4% Illinois 68% Florida 6% MRQ Yield on Loans = 3.59% Total Loan Portfolio = $7.2 billion Loan Portfolio Composition as of 6/30/2021 Commercial & Industrial 25% Owner Occupied CRE 14% Non - Owner Occupied CRE 29% Construction & Development 7% 1 - 4 Family Residential 18% HELOCs 4% Other 3% Funded Draws & Line Utilization Rate (2) $1,564 $1,459 $1,465 $1,418 $1,618 $381 $362 $342 $321 $420 $1,945 $1,821 $1,807 $1,738 $1,904 54% 53% 52% 51% 52% $1 $501 $1,001 $1,501 $2,001 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Commercial Retail % Utilized (total) $ in millions Busey Bank Ex-PPP Loan Trends (3) $1,568 $1,545 $1,598 $2,893 $2,913 $2,877 $462 $423 $501 $1,445 $1,376 $1,424 $6,368 $6,257 $6,399 4Q20 1Q21 2Q21 C&I Coml RE RE Construction Retail RE & Other Ex-PPP CAGR % $ in millions 2Q21 CAGR 9.1%

High Quality Loan Portfolio: C&I

C&I Portfolio Overview

- 24% of total loan portfolio (ex-PPP loans)
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry (manufacturing) is 16% of C&I loans, or 4% of total loans
- Only 1.8% of C&I loans are classified
- Acquired $66 million of ex-PPP C&I loans in Glenview State Bank (GSB) merger

Total C&I Loans (1)

$ in millions



$1,629
$1,545
$1,569
$1,546
$1,664
2020 Q2
2020 Q3
2020 Q4
2021 Q1
2021 Q2

(1) (ex-PPP) loan totals include purchase accounting, FASB, overdrafts, etc.

C&I Loans by Sector (ex-PPP)

$ in thousands

NAICS Sector	6/30/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	6/30/21 Classified Balances
Manufacturing	$263,995	3.9%	$6,874
Finance and Insurance	$179,957	2.6%	$0
Educational Services	$169,850	2.5%	$168
Construction	$169,421	2.5%	$1,163
Real Estate Rental & Leasing	$155,128	2.3%	$1,462
Wholesale Trade	$153,025	2.3%	$283
Health Care and Social Assistance	$130,051	1.9%	$156
Agriculture, Forestry, Fishing and Hunting	$97,329	1.4%	$1,406
Public Administration	$83,796	1.2%	$0
Retail Trade	$65,315	1.0%	$5,216
Food Services and Drinking Places	$36,103	0.5%	$327
Professional, Scientific, and Technical Services	$37,132	0.5%	$6,092
Transportation	$32,555	0.5%	$1,982
Other Services (except Public Administration)	$32,604	0.5%	$63
Administrative and Support Services	$16,599	0.2%	$2,723
Arts, Entertainment, and Recreation	$17,888	0.3%	$2,076
Information	$9,005	0.1%	$0
Waste Management Services	$4,405	0.1%	$0
Accommodation	$3,813	0.1%	$0
Mining, Quarrying, and Oil and Gas Extraction	$1,608	0.0%	$0
Management of Companies and Enterprises	$1,535	0.0%	$0
Utilities	$1,041	0.0%	$0
Warehousing and Storage	$620	0.0%	$0
Other	$1,083	0.0%	$0
Grand Total	$1,663,858	24.5%	$29,990

13

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Manufacturing Loans

Subsector	6/30/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	6/30/21 Active Deferral Balances(1)	6/30/21 Classified Balances	% of Category Classified	6/30/21 PPP Balances
Machinery	$57,868	0.9%	$0	$58	0.1%	$8,816
Transportation Equipment	$55,550	0.8%	$0	$30	0.1%	$284
Food	$49,597	0.7%	$0	$1,232	2.5%	$5,706
Miscellaneous	$37,048	0.5%	$0	$0	0.0%	$3,367
Plastics and Rubber Products	$16,054	0.2%	$0	$610	3.8%	$544
Chemical	$10,254	0.2%	$0	$0	0.0%	$1,848
Fabricated Metal Product	$10,234	0.2%	$0	$1,082	10.6%	$6,614
Electrical Equipment, Appliance, and Component	$5,679	0.1%	$0	$0	0.0%	$1,177
Nonmetallic Mineral Product	$4,742	0.1%	$0	$0	0.0%	$128
Primary Metal	$4,019	0.1%	$0	$0	0.0%	$1,987
Beverage and Tobacco Product	$3,057	0.0%	$1,804	$1,804	59.0%	$837
Printing and Related Support Activities	$2,810	0.0%	$0	$0	0.0%	$4,655
Paper	$2,534	0.0%	$0	$0	0.0%	$105
Computer and Electronic Product	$2,010	0.0%	$0	$2,004	99.7%	$966
Petroleum and Coal Products	$1,383	0.0%	$0	$0	0.0%	$325
Furniture and Related Product	$416	0.0%	$0	$53	12.8%	$489
Apparel	$370	0.0%	$0	$0	0.0%	$1,119
Wood Product	$363	0.0%	$0	$0	0.0%	$1,137
Textile Mills	$7	0.0%	$0	$0	0.0%	$0
Textile Product Mills	$0	0.0%	$0	$0	0.0%	$3,765
Grand Total	$263,995	3.9%	$1,804	$6,874	2.6%	$43,871

Total Manufacturing Loans: $264 Million or 3.9% of Loan Portfolio (ex-PPP loans)

2.6% Classified Loans down from 3.5% in 1Q21

Diversified exposure across 20 industry subsectors results in no single level of high concentration

No subsector accounts for more than 1% of the total portfolio

(1) Active deferrals include both interest-only modifications and full-payment deferrals. Please see page 18 for additional detail.

14

High Quality Loan Portfolio: CRE

$ in thousands

Owner Occupied CRE Loans by Industry

Property Type	6/30/21 Balances	% of Total Loans (ex-PPP)	6/30/21 Classified Balances
Industrial/Warehouse	$288,448	4.2%	$8,673
Specialty CRE	$238,698	3.5%	$5,292
Office CRE	$228,326	3.4%	$813
Retail CRE	$73,657	1.1%	$843
Restaurant CRE	$64,099	0.9%	$3,034
Health Care	$4,518	0.1%	$0
Continuing Care	$3,758	0.1%	$0
Nursing Homes	$2,051	0.0%	$0
Hotel	$1,077	0.0%	$0
Apartments	$496	0.0%	$0
Student Housing	$110	0.0%	$0
Other CRE	$10,100	0.1%	$57
Grand Total	**$915,336**	**13.5%**	**$18,712**

Multifamily - Apartments & Student Housing by State



Other 10%
Missouri 13%
Florida 3%
Indiana 17%
Illinois 57%

- **60.8% Weighted Avg. LTV**
- **$15.9MM as of 6/30/21 in active deferrals, representing 2.0% of the category balance**
- **64.5% are long-term Busey customers (4+ yrs)**
- **0.2% Classified Loans in Segment**

Investor Owned CRE Loans by Industry (1)

Property Type	6/30/21 Balances	% of Total Loans (ex-PPP)	6/30/21 Classified Balances
Apartments	$469,478	6.9%	$1,622
Retail CRE	$464,527	6.8%	$1,403
Office CRE	$327,786	4.8%	$59
Student Housing	$325,206	4.8%	$0
Industrial/Warehouse	$243,229	3.6%	$116
Senior Housing	$181,812	2.7%	$0
Hotel	$169,460	2.5%	$0
Land Acquisition & Dev.	$98,228	1.4%	$2,400
Specialty CRE	$76,927	1.1%	$50
Nursing Homes	$64,116	0.9%	$5,539
Restaurant CRE	$29,716	0.4%	$0
1-4 Family	$22,647	0.3%	$0
Continuing Care Facilities	$14,685	0.2%	$0
Other CRE	$2,477	0.0%	$0
Grand Total	**$2,490,294**	**36.6%**	**$11,188**

(1) Investor owned CRE includes C&D, Multi-family and non-owner occupied CRE

CRE Portfolio Overview

- 50% of total loan portfolio (ex-PPP)
- 27% of CRE loans are owner-occupied
- Only 0.9% of total CRE loans and 0.4% of non-owner occupied CRE loans are classified
- Low Levels of Concentrated Exposure
  - Office CRE top concentration at 16% of total CRE portfolio

15

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Retail Trade & Retail CRE Loans



Retail Trade (C&I) 11%
Community Retail Center 5%
Shopping Center 11%
Mixed Use - Retail 12%
Single Tenant 15%
Strip Center 46%

Retail Flag	6/30/21 Balances (ex-PPP)	% of Total ex-PPP Loans	6/30/21 Active Deferral Balances[1]	Weighted Avg LTV	% of Classified Loans in Segment	6/30/21 PPP Balances
Strip Center	$280,086	4.1%	$2,601	61.1%	0.5%	$0
Single Tenant	$91,557	1.3%	$0	54.6%	1.0%	$0
Mixed Use - Retail	$72,230	1.1%	$0	61.6%	0.0%	$0
Shopping Center	$65,728	1.0%	$0	61.9%	0.0%	$0
Retail Trade (C&I)	$65,315	1.0%	$0		8.0%	$24,745
Community Retail Center	$28,584	0.4%	$0	42.4%	0.0%	$0
Grand Total	$603,499	8.9%	$2,601	59.2%	1.2%	$24,745

Total Retail Loans: $603 million or 8.9% of Loan Portfolio

Traveler Accommodation Loans



Other 0%
Hotel - Boutique 30%
Hotel Ops. (C&I) 2%
Hotel - Large Chain 68%

Subsector	6/30/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	6/30/21 Active Deferral Balances[1]	Weighted Avg LTV	% of Classified Loans in Segment	6/30/21 PPP Balances
Hotel - Limited Service Large Chain CRE	$59,931	0.9%	$19,654	61.7%	0.0%	$0
Hotel - Full Service Large Chain CRE	$58,146	0.9%	$12,208	65.8%	0.0%	$0
Hotel - Full Service Boutique CRE	$41,686	0.6%	$30,976	65.4%	0.0%	$0
Hotel - Limited Service Boutique CRE	$10,270	0.2%	$0	46.7%	0.0%	$0
Hotel Operations (C&I)	$3,754	0.1%	$0		0.0%	$9,478
Motel CRE	$505	0.0%	$505	67.4%	0.0%	$0
RV Parks and Campgrounds (C&I)	$59	0.0%	$0		0.0%	$0
Other	$0	0.0%	$0		0.0%	$116
Grand Total	$174,350	2.6%	$63,343	63.3%	0.0%	$9,594

Total Traveler Accommodation Loans: $174 Million or 2.6% of Loan Portfolio

(1) Active deferrals include both interest-only modifications and full-payment deferrals. Please see page 18 for additional detail.

16

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Food Services Loans



Other
1%
Full Serv
Restaurant Ops
7%
Limited-Serv
Restaurant Ops
20%
Limited-Serv
Restaurant CRE
25%
Full Serv
Restaurant
CRE
47%

Food Services	6/30/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	6/30/21 Active Deferral Balances(1)	Weighted Avg LTV	% of Classified Loans in Segment	6/30/21 PPP Balances
Full-Service Restaurant CRE	$61,023	0.9%	$10,325	55.5%	5.0%	$0
Limited-Service Restaurant CRE	$32,792	0.5%	$0	69.0%	0.0%	$0
Limited-Service Restaurant Operations	$26,003	0.4%	$1,346		0.0%	$7,019
Full-Service Restaurant Operations	$9,027	0.1%	$3,030		3.5%	$30,330
Drinking Place Operations	$869	0.0%	$0		0.0%	$2,774
Other Food Services	$204	0.0%	$0		0.0%	$2,061
Grand Total	$129,918	1.9%	$14,701	59.8%	2.6%	$42,183

Total Food Services Loans: $130 Million or 1.9% of Loan Portfolio

Agriculture Loans



Other
1%
Indiana
7%
Illinois
92%

Geographic Location by State	6/30/21 Balances (ex-PPP)	% of Total ex-PPP Loans	6/30/21 Active Deferral Balances(1)	Farmland WAVG LTV	% of Classified Loans in Segment	% of Long-Term Customers (4+ Yrs)
Illinois	$66,882	1.0%	$0	43.4%	0.9%	82.2%
Indiana	$2,129	0.0%	$0	39.2%	0.0%	100.0%
Other State	$427	0.0%	$0	34.8%	0.0%	100.0%
Missouri	$297	0.0%	$0	39.6%	0.0%	100.0%
Florida	$164	0.0%	$0	50.5%	0.0%	0.0%
Total Farmland	$69,899	1.0%	$0	43.2%	0.8%	82.5%
Illinois	$37,228	0.5%	$0		2.2%	89.1%
Indiana	$6,371	0.1%	$0		0.0%	100.0%
Total Farm Operating Line	$43,599	0.6%	$0		1.9%	89.2%
Grand Total	$113,499	1.7%	$0		1.2%	85.1%

Total Agriculture Loans: $113 Million or 1.7% of Loan Portfolio

(1) Active deferrals include both interest-only modifications and full-payment deferrals. Please see page 18 for additional detail.

17

Update on COVID –Related Deferral & Modification Trends

Commercial and Small Business Clients

- Busey announced on March 26, 2020 a six-month modification program, including up to two 90-day deferrals of payments or interest only payment options. This program expired on September 30, 2020 and all deferrals granted from this original opt-in program are no longer active
- While our formal program expired, Busey continues to offer support to customers clearly impacted by COVID-19 with deferrals approved after September 30 on a special request basis
- Of the current active commercial loan deferral balance, 92.7% are interest-only deferrals while only 7.3% are full payment deferrals – active full payment deferrals account for 0.2% of total commercial balances

Commercial Payment Relief Program $ in thousands	6/30/21 # of Loans	6/30/21 $ Net Balances	% of All Deferral Balances	*% of Total Net*
Total Commercial Loans:	7,177	$5,152,506		
Loans with deferrals granted after 9/30/20				
Loans with aggregate deferral period exceeding 6 months				
Active Full Pmt Deferrals (ex-SBA loans)	9	$8,960	0.9%	
Active I/O Modifications	34	$120,133	11.5%	
Total	**43**	**$129,093**	12.3%	*2.5%*
Loans with aggregate deferral period less than 6 months				
Active Full Pmt Deferrals (ex-SBA)	2	$1,451	0.1%	
Active I/O Modifications	4	$12,945	1.2%	
Total	**6**	**$14,396**	1.4%	*0.3%*
Total Active Deferral Loans	**49**	**$143,489**	**13.7%**	*2.8%*
Expired Payment Relief, regular pmt not yet received	**1**	**$484**	**0.0%**	*0.0%*
Exited Payment Relief Program	**896**	**$901,517**	**86.2%**	*17.5%*
Loans currently in the Payment Relief Program (A)	49	$143,489		
Loans no longer in deferral (B + C)	897	$902,001		
	946	$1,045,489	100%	20.3%

18

Update on COVID –Related Deferral & Modification Trends

Commercial and Small Business Clients

- Deferrals have declined in the current outstanding commercial book from 23.1% at 6/30/2020 to 2.8% as of 6/30/2021 with only 0.2% on full-payment deferral
- 19.4% of the current active deferred loans are projected to exit the payment relief program by the end of 3Q21

Commercial Active Deferral Timeline $ in thousands	# of Loans	$ Balances	Proportion of net commercial loans (%)	% on Full Payment Deferral
Active Deferrals at 6/30/20	1,122	$1,178,577	23.1%	16.1%
Active Deferrals at 9/30/20	301	$426,372	8.4%	6.4%
Active Deferrals at 12/31/20	98	$208,624	4.1%	0.9%
Active Deferrals at 3/31/21	72	$197,119	3.9%	0.6%
Active Deferrals at 6/30/21	49	$143,489	2.8%	0.2%

Projected Quarterly Roll-Off of Active Commercial Deferrals

	#	$
Loans currently in the Payment Relief Program:	49	$143,489

	# of Loans	$ Balances	EOQ # of Loans	EOQ Balances
Q3 2021	23	$27,814	26	$115,675
Q4 2021	4	$8,254	22	$107,421
Q1 2022	17	$91,416	5	$16,005
Q2 2022	3	$4,651	2	$11,354
Q3 2022	2	$11,354	0	$0

19

Update on COVID –Related Deferral & Modification Trends $ in thousands Property/Industry 6/30/21 Balances (ex-PPP) Classified Loan Balances 6/30/21 Active Deferrals - Full Pmts 6/30/2021 Active I/O Modifications % of Segment in Active Deferral Hotel CRE $170,537 $0 $505 $62,838 37.1% Specialty CRE $315,624 $5,342 $1,451 $25,649 8.6% Student Housing $325,315 $0 $0 $13,137 4.0% Restaurant CRE $93,815 $3,034 $7,182 $3,142 11.0% Senior Housing $181,812 $0 $0 $9,713 5.3% Food Services and Drinking Places $36,103 $327 $0 $4,376 12.1% Office CRE $556,112 $871 $675 $3,388 0.7% Apartments $469,974 $1,622 $0 $2,723 0.6% Retail CRE $538,184 $2,246 $0 $2,601 0.5% Manufacturing $263,995 $6,874 $0 $1,804 0.7% Health Care and Social Assistance $130,051 $156 $0 $1,641 1.3% Administrative and Support Services $16,599 $2,723 $0 $659 4.0% Industrial/Warehouse $531,677 $8,789 $0 $652 0.1% Land Acquisition and Development $98,228 $2,400 $500 $0 0.5% Arts, Entertainment, and Recreation $17,888 $2,076 $0 $496 2.8% Other CRE $18,679 $154 $0 $72 0.4% 1-4 Family $210,680 $2,941 $98 $187 0.1% Grand Total $10,411 $133,078 Active Commercial Deferrals by Sectors

Update on COVID –Related Deferral & Modification Trends Personal Loan and Mortgage Customers Retail Payment Relief Program $ in thousands 6/30/21 # of Loans 6/30/21 $ Balances % of All Deferral Balances % of Total Consumer Balances Total Consumer Portfolio Loans (1) 19,542 $1,144,074 A Total Active Deferral Loans 8 $844 0.8% 0.1% B Exited Payment Relief Program 769 $100,792 99.2% 8.8% Total loans outstanding that received a deferral (A+B): 777 $101,636 100% 8.9% Retail Active Deferrals Timeline (1) # of Loans $ Balances % of Net Consumer Loans Active Deferrals at 6/30/20 892 $124,901 9.7% Active Deferrals at 9/30/20 559 $81,922 6.7% Active Deferrals at 12/31/20 351 $47,671 4.1% Active Deferrals at 3/31/21 178 $24,893 2.2% Active Deferrals at 4/30/21 71 $10,986 1.0% Active Deferrals at 5/31/21 26 $5,305 0.5% Active Deferrals at 6/30/21 8 $844 0.1% (1) Table does not include GSE servicing-retained loans or purchased HELOC pool

Participating in the CARES Act Paycheck Protection Program

Small Business Applications & Loan Funding

- As part of the CARES Act, Congress appropriated approximately $349 billion for the creation of the Paycheck Protection Program (PPP) as well as approving on April 24, 2020 an additional $310 billion for the PPP
- On December 27, 2020, the Economic Aid Act became law, extending the authority to make PPP loans through March 31, 2021, and revising certain PPP requirements and program provisions
- On March 30, 2021, the President signed the PPP Extension Act of 2021, which extended the application deadline to May 31, 2021

Summary Impact

- Busey originated $749.4 million in first round PPP loans and acquired an additional $15.8 million GSB first round loans representing 4,595 new and existing customers
- Busey originated $296.3 million in second round PPP loans and acquired an additional $27.7 million GSB second round loans representing 2,740 new and existing customers
- $399.7 million PPP loans outstanding as of 6/30/2021 ($390.4 million, net of deferred fees and costs)
- $685.6 million of borrower forgiveness funds received from SBA as of 6/30/2021
- Generated fees of approximately $25.4 million in 2020 related to the CARES Act
  - Remaining deferred fees of $0.5 million and $0.1 million deferred costs as of 6/30/2021
- Fees generated of approximately $13.5 million related to the Economic Aid Act
  - Remaining deferred fees of $11.1 million and $2.2 million deferred costs as of 6/30/2021

Industry $ in thousands	PPP Balances	# of PPP Loans	Average Loan Size
Construction	$75,064	334	$225
Health Care and Social Assistance	$50,219	307	$164
Manufacturing	$43,871	168	$261
Food Services and Drinking Places	$42,183	308	$137
Professional, Scientific, and Technical Services	$37,531	336	$112
Other Services (except Public Administration)	$25,934	359	$72
Retail Trade	$24,745	207	$120
Administrative and Support Services	$20,397	139	$147
Wholesale Trade	$15,131	96	$158
Transportation	$11,912	95	$125
Arts, Entertainment, and Recreation	$9,717	135	$72
Accommodation	$9,594	33	$291
Real Estate Rental & Leasing	$8,329	132	$63
Educational Services	$5,643	50	$113
Agriculture, Forestry, Fishing and Hunting	$4,835	188	$26
Finance and Insurance	$4,050	90	$45
Information	$3,631	31	$117
Other	$3,198	68	$47
Mining, Quarrying, and Oil and Gas Extraction	$1,876	5	$375
Utilities	$604	2	$302
Management of Companies and Enterprises	$572	5	$114
Public Administration	$302	9	$34
Waste Management Services	$228	4	$57
Real Estate and Rental and Leasing	$96	2	$48
Warehousing and Storage	$41	1	$41
Grand Total	$399,704	3,104	$129

22

Navigating Credit Cycle from Position of Strength Overview Conservative underwriting and strong asset quality allowed the Company to enter the economic downturn well-prepared Non-performing asset and classified asset ratios have declined to multi-year lows Net charge-off experience has remained stable in range of 0.11% to 0.13% over the last three years Q2 2021 annualized NCO ratio of 0.06% (1) Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses (2) 6/30/2021 NCOs/Average Loans is annualized (quarterly NCO ratio is 0.02%) NPAs / Assets 7,702 9,696 10,544 12,415 0.48% 0.34% 0.27% 0.25% 2018 Q4 2019 Q4 2020 Q4 2021 Q2 Assets %NPAs/Assets $ in millions ($ in millions) NCOs / Average Loans (2) $5,534 $6,470 $7,007 $6,814 0.13% 0.11% 0.12% 0.04% 2018 2019 2020 2021 Q2 YTD Avg Loans NCOs/Avg Loans $ in millions Classifieds / Capital (1) $854 $1,099 $1,155 $1,334 14.3% 9.7% 8.5% 5.7% 2018 Q4 2019 Q4 2020 Q4 2021 Q2 Capital Classified/Capital $ in millions

Substantial Reserve Build Following CECL Adoption (1) 2021 YTD recorded a $8.5 million negative provision for loan losses; $1.7 million negative provision during 2Q21 Allowance / Loans (ex-PPP) $5,568 $6,687 $6,368 $6,795 0.91% 0.80% 1.59% 1.40% 2018 Q4 2019 Q4 2020 Q4 2021 Q2 Ex-PPP Loans (EOM) Allowance/Ex-PPP Loans $ in millions Allowance / NPLs $36,598 $29,507 $24,301 $28,315 138% 182% 416% 337% 2018 Q4 2019 Q4 2020 Q4 2021 Q2 NPLs Allowance/NPLs $ in thousands ($ in millions) Allowance / NPAs $36,974 $32,564 $28,872 $31,452 137% 165% 350% 303% 2018 Q4 2019 Q4 2020 Q4 2021 Q2 NPAs Allowance/NPAs $ in thousands Provision Coverage / Net Charge-offs 0.6x 1.4x 4.7x FY 2018 FY 2019 FY 2020 2021 YTD Provision Multiple

Ample Sources of Liquidity (1) Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less 2021 Q2 Average Cost of Deposits = 0.14% 2021 Q2 Average Cost of Non-Time Deposits = 0.06% 2021 Q2 Average Deposit Composition Non - Int DDA 32% Int DDA 26% Savings & MMDA 31% CD < 250k 9% CD > 250k 2% Total Deposits & Loan to Deposit Ratio $7,973 $8,910 $8,643 $8,678 $8,874 $10,337 84.6% 81.1% 82.4% 78.5% 76.4% 69.5% 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 Total Deposits Loan to Deposit Ratio $ in millions ($ in millions) Core Deposits (1) / Total Deposits $7,624 $8,595 $8,392 $8,478 $8,711 $10,203 95.6% 96.5% 97.1% 97.7% 98.2% 98.7% 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 Core Deposits Core/Total Deposits $ in millions Unpledged Securities $3,048 Available FHLB $1,220 FRB Discount $477 Fed Funds Lines $467 Brokered Availability (10% deposits) $1,031 Total $6,243 Contingency Liquidity as of 6/30/21 $ in millions

Net Interest Income decreased from $64.9 million in 1Q21 to $64.5 million in 2Q21 The acquisition of Glenview State Bank on 5/31/21 contributed $1.5mm to 2Q21 consolidated NII Loan interest income and fees (net of deferred costs) attributable to PPP decreased to $4.3 million in 2Q21 from $4.8 million in 1Q21 Net Interest Margin decreased 22 bps vs 1Q21 from 2.72% to 2.50% in 2Q21 Reduced recognition of purchase accounting accretion contributed -2 basis points Reduction in PPP fee recognition contributed -3 basis points Inclusion of GSB for one month contributed -5 basis points Asset rate volume mix contributed -15 basis points Funding costs improved 3 basis points, partially offsetting the declines Non-Interest Expense Non-interest income of $33.0 million in 2Q21, equated to 33.8% of operating revenue(3) Wealth Management fees rose to $13.0 million in 2Q21 with record AUC of $12.3 billion, up 36.4% Y-o-Y Remittance processing revenue of $4.3 million in 2Q21, up 17% Y-o-Y Fees for customer services were $8.6 million in 2Q21, an increase from $8.0 million in 1Q21 and $7.0 million in 2Q20 Mortgage revenue declined to $1.7 million in 2Q21 from $2.7 million in 1Q21 consistent with expectations given higher on-balance sheet retention Core non-interest expenses (2) (excluding one-time acquisition and restructuring related items) of $60.0 million in 2Q21 Core adjusted non-interest expenses (1) (excluding intangible amortization, unfunded commitment provision and one-time items) of $57.8 million in 2Q21, equating to 59.4% core adjusted efficiency ratio(3) Core net income of $32.0 million or $0.57 per diluted share (3) Core, adjusted pre-provision net revenue of $37.5 million (1.32% PPNR ROAA) (3) 1.12% Core ROAA and 13.1% Core ROATCE (3) Earnings Non-Interest Income Net Interest Income Quarterly Earnings Review Provision Consolidated net effect of $1.7 million negative provision expense and $0.5 million negative provision for unfunded commitments contributed approximately $0.02 per share to 2Q21 results At Busey Bank, $5.5 million negative provision for credit losses and a $0.6 million negative provision for unfunded commitments amid improved US economic outlooks As a result of the acquisition, GSB recorded a Day 1 allowance of $4.2 million, for loans purchased with credit deterioration (“PCD”), provision for credit losses of $3.8 million, and a provision for unfunded commitments of $0.2 million Non-GAAP, see Appendix, further adjusted for negative provision for unfunded commitments (2) Non-Interest expense less non-operating adjustments (3) Non-GAAP, see Appendix

Core Earnings Performance (1) Non-GAAP calculation, see Appendix Core ROAA & ROATCE (1) 7.4% 12.2% 14.8% 15.2% 16.9% 13.1% 0.64% 1.02% 1.22% 1.31% 1.46% 1.12% 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 Core ROATCE Core ROAA ($ in millions) Core Net Income & Earnings Per Share (1) $15,479 $26,191 $32,803 $34,255 $38,065 $31,921 $0.28 $0.48 $0.60 $0.62 $0.69 $0.57 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 Core Net Income Earnings Per Share $ in thousands Historical Key Rates 1.76% 0.99% 0.17% 0.15% 0.14% 0.12% 0.10% 1.58% 0.23% 0.16% 0.13% 0.13% 0.16% 0.25% 1.69% 0.37% 0.29% 0.28% 0.36% 0.92% 0.87% 1.92% 0.70% 0.67% 0.72% 0.92% 1.70% 1.45% 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 6/30/21 1m LIBOR 2-yr UST 5-yr UST 10-Yr UST ($ in millions) Core Pre-Provision Net Revenue / Avg. Assets (1) $38,211 $46,448 $48,701 $47,156 $42,753 $37,486 1.59% 1.80% 1.81% 1.80% 1.64% 1.32% 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 Core PPNR Core PPNR / Avg Assets $ in thousands

Net Interest Margin

Net Interest Income(1)



$ in thousands
70,163
2,827
67,336
71,530
4,474
2,477
64,579
70,391
6,068
2,618
61,705
73,591
9,502
2,469
61,620
65,494
4,763
2,157
58,574
65,121
4,306
1,726
59,089
2020 Q1
2020 Q2
2020 Q3
2020 Q4
2021 Q1
2021 Q2
Net Interest Income
Accretion
PPP Income (Net fees + coupon)

Net Interest Margin



3.88%
3.20%
3.47%
3.03%
Earning Assets Yield
3.41%
3.06%
3.03%
2.72%
2.77%
2.50%
3.03% Net Interest Margin
2.85%
2.66%
2.45%
0.72%
0.13%
0.47% Cost of Funds
0.10%
Accretion
0.37%
0.10%
0.33%
0.09%
0.29%
0.06%
2020 Q1
2020 Q2
2020 Q3
2020 Q4
2021 Q1
2021 Q2
Earning Assets
Cost of Funds
NIM
Accretion
Ex-PPP NIM

(1) Tax-Equivalent adjusted amounts

Key Factors:

- Substantial majority of 2Q21 net organic loan growth came on late in the quarter
- PPP contribution to net interest income declined $0.5 million from $4.8 million in 1Q21 to $4.3 million in 2Q21 mainly due to full forgiveness of CARES Act loans with less remaining net accretion due to timing of scheduled amortization
- Glenview State Bank contributed $1.5 million to the consolidated net interest income
- NIM decreased 22 bps vs 1Q21 (includes impact from Glenview State Bank acquisition)
  - -20 bps asset yield (incl. -5 bps from GSB)
  - -3 bps PPP
  - -2 bps Purchase Accounting
  - +3 bps funding costs

Net Interest Margin Bridge



2.72%
-0.15%
-0.05%
-0.03%
-0.02%
0.03%
2.50%
1Q21 NIM
Asset Rate/Volume
GSB One-Month
PPP Yield & Fees
Accretion
Funding Costs
2Q21 NIM

28

Diversified and Significant Sources of Fee Income

Overview

- Resilient, varied and complimentary sources of fee income provide revenue diversification with heightened value amidst cycle of margin compression
- Non-interest income represented 33.8% of operating revenue[1] in 2Q21 (33.2% excl. securities gains)
- Key businesses of wealth management and payment processing contributed 53% of non-interest income in 2Q21
- Y-o-Y increase in Q2 fee income broad-based with increases in wealth management, remittance processing and fees for customer services

Non-Interest Income / Total Revenue



$ in millions
$97.0
$98.8
$102.0
$103.4
$96.3
$97.6
28.4%
28.3%
31.6%
29.5%
32.6%
33.8%
$27.5
$28.0
$32.3
$30.5
$31.4
$33.0
2020 Q1
2020 Q2
2020 Q3
2020 Q4
2021 Q1
2021 Q2
Non-Interest Income
Net Interest Income
Non-Int Inc / Total Income

Sources of Non-Interest Income

$ in thousands

Non-Interest Income Details	2Q20	2Q21	Change (%)
Wealth Management Fees	$10,193	$13,002	27.6%
Fees for Customer Services	$7,025	$8,611	22.6%
Remittance Processing	$3,718	$4,349	17.0%
Mortgage Revenue	$2,705	$1,747	-35.4%
Income on Bank Owned Life Insurance	$2,282	$1,476	-35.3%
Net Security Gains	$315	$898	185.1%
Other Non-Interest Income	$1,726	$2,928	69.6%
Total Non-Interest Income	$27,964	$33,011	18.0%



Net Security Gains 3%
Income on Bank Owned Life Insurance 5%
Other Non-Interest Income 9%
Mortgage Revenue 5%
Remittance Processing 13%
Fees for Customer Services 26%
Wealth Management Fees 39%

(1) Non-GAAP calculation, see Appendix

29

Resilient Wealth Management Platform

Wealth - Assets Under Care



$ in millions
$9,021
$9,503
$10,228
$10,692
$12,303
2020 Q2
2020 Q3
2020 Q4
2021 Q1
2021 Q2

Wealth - Revenue & Pre-tax Income[1]



$ in thousands
$10,310
39.3%
$4,056
$10,662
39.1%
$4,165
$10,748
40.8%
$4,387
$12,587
47.8%
$6,022
$13,000
48.3%
$6,283
2020 Q2
2020 Q3
2020 Q4
2021 Q1
2021 Q2
Revenue
Pre-Tax Net Income
Pre-Tax Profit Margin

(1) Wealth Management Segment

Overview

- Provides a full range of asset management, investment and fiduciary services to individuals, businesses and foundations, tax preparation, philanthropic advisory services and farm and brokerage services

Q2 2021 Summary

- Consolidated assets under care (AUC) reached an all-time high of $12.3 billion, representing a Y-o-Y increase of $3.3 billion, or 36.4%, due to the acquisition of Glenview State Bank's $1.28 billion of AUC and organic and market related growth of over $2 billion
- Busey Wealth Management (BWM) brought in $188 million of new assets during 2Q21, bringing the 1H21 total to $650 million, representing a 215.5% increase over 1H20
- Consolidated Wealth revenue of $13.0 million in 2Q21, a 26.1% Y-o-Y increase over 2Q20
- Consolidated Wealth pre-tax net income of $6.3 million in 2Q21, a 54.9% Y-o-Y increase over 2Q20

30

FirsTech Growth and Expansion of Services

Multi-Layered Platform


PAYMENT METHODS
Cash
Check
ACH
Debit/Credit Card
Prepaid Card
PayPal
PayPal
G Pay
Google Pay
venmo
Venmo
Real-Time Payment
Pay
Apple Pay
PAYMENT CHANNELS
Walk up or in person bill pay
Lockbox Services
Auto Debit/ Recurring
IVR/CSR
POS
API/Web Services
Online
Mobile/SMS
STATEMENTS
CONSUMER

Revenue Growth(1)

Q2 21 YTD		Q2 20 YTD
$9,710,301	↔ +$1,641,036 +20.3%	$8,069,265

(1) Remittance Processing Segment

Overview

- FirsTech provides custom payment processing solutions through a comprehensive suite of capabilities including mobile bill pay, walk-in payment processing, lockbox, online bill pay, IVR; and electronic concentration of payments delivered via ACH, money management software and credit card networks

2021 YTD Summary

- FirsTech revenue of $9.7 million during 1H21, an increase of 20.3% over linked period 2020(1)
- Exceptional customer retention continues to solidify core relationships

Key Initiatives

- Recent hiring of seasoned technology and software executives has paved the way for a strategy focused on growth through expansion of services across FirsTech's enterprise client base and innovation in the payments space enabling businesses to connect with consumers through multiple payment methods
- Continue to foster and grow relationships with current clients
- Expand existing and new product offerings with current and future clients
- Enhance existing products and services with new technology that will expand FirsTech's footprint in Fin-Tech area

31

Focused Control on Expenses

Non-Interest Expense



$ in millions
$53,068
$2,519
$487
$567
$49,495
$56,542
$2,493
$2,529
$250
$51,270
$64,073
$2,439
$7,550
$54,096
-$12
$54,499
$2,401
$320
$406
$51,372
$62,625
$2,650
$2,713
$57,758
-$496
2020 Q2
2020 Q3
2020 Q4
2021 Q1
2021 Q2
Core Adjusted Expenses
One-time Non-Recurring Expenses
Unfunded Provision
Intangible Amortization

Efficiency Ratio (3)



51.0%
50.5%
49.9%
52.4%
50.0%
49.7%
59.7%
52.4%
52.4%
54.7%
54.3%
53.9%
61.7%
58.9%
59.4%
2020 Q2
2020 Q3
2020 Q4
2021 Q1
2021 Q2
Reported Eff Ratio
Core Eff Ratio
Core Eff Ratio (ex-CECL) (2)

- Core adjusted expenses(1) of $57.8 million in 2Q21 excluding amortization, provision for unfunded and acquisition / restructuring related charges
- Deferral of PPP loan origination costs of $2.3 million contributed to lower non-interest expense in 1Q21, compared to only $0.4 million in 2Q21
- NMTC amortization up $0.6 million from 1Q21 to 2Q21
- GSB operating expenses for the one month since acquisition of $2.5 million
- Cost savings realization expected to accelerate subsequent to bank merger/conversion scheduled for 3Q21
  - GSB added 137 FTE at 6/30/2021 but expected to reduce to 84 net additional FTE when fully integrated

Full-Time Equivalents (FTE)



1,531
1,346
1,503
YE 2019
YE 2020
2Q21

(1) Non-GAAP, see Appendix, further adjusted for negative provision for unfunded commitments (2) Core Efficiency Ratio (ex-CECL) Non-GAAP less provision for unfunded commitments (3) Non-GAAP, see Appendix

32

Personal Banking Transformation Plan Financial Impact Summary Annualized expense savings net of expected associated revenue impacts are anticipated to be approximately $3.5 million with the impact of these costs savings beginning to be realized in the fourth quarter of 2021 One-time expenses expected related to the banking center closures are estimated between $4.3 to $5.0 million and anticipated to be incurred during 3Q21 and 4Q21 Average deposits per branch will increase from $138 million per branch to $178 million per branch Overview of Planned Branch Consolidation Based on thoughtful consideration and analysis, the Company decided in July 2021 on a plan to close and consolidate 15 Busey Bank banking centers to ensure a balance between the Company’s physical banking center network and robust digital banking services. This initiative does not include 2 additional branches anticipated to be consolidated as part of Glenview State Bank integration. Both the Busey and Glenview banking centers are expected to close in November 2021 Proforma depiction reflects closure of 15 branches from the retail consolidation plan and 2 branches consolidated from GSB acquisition ($ in millions) Branch Consolidation (1) 75 58 $138 $178 Current Proforma # of Branches Avg Deposits Per Branch ($ millions)

Company Overview Acquisition of Cummins-American Corp (Glenview State Bank) Cummins-American Corp. has provided banking and financial services in the Chicago area since 1921 through its wholly-owned subsidiary Glenview State Bank Seven full-service branch locations located in the attractive northern suburbs of Chicago Profitable wealth management business with $1.28 billion in AUC at 6/30/21 Core deposits represent approximately 97% of deposits(1) Loan to deposit ratio of 32% Strategic Rationale Branch Map Bolsters presence in suburban Chicago and a top 20 deposit market share in the Chicago MSA Operating markets provide attractive demographics and business dynamics aligned with operating model Positions First Busey to benefit from growth potential of leveraging its commercial and wealth focused business model within these markets Transaction expected to provide attractive financial benefits with relatively low integration risk Offsets the anticipated financial impact from Durbin Amendment limitations on interchange revenue beginning in the 2nd half of 2022 Cummins American Corp Integration Update (1) Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less Legal and financial close of the acquisition occurred on May 31, 2021. Bank merger and conversion to occur during 3Q21. Consolidated financial results for 2Q21 include one month of contribution from CAC/GSB.

APPENDIX 35

Use of Non-GAAP Financial Measures

($ in thousands) *(Unaudited results)*	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Net interest income	$64,542	$64,893	$72,936	$69,753	$70,813
Non-interest income	33,011	31,445	30,499	32,285	27,964
Less securities (gains) and losses, net	(898)	(1,641)	(855)	426	(315)
Non-interest expense	(62,625)	(54,499)	(64,073)	(56,542)	(53,068)
Pre-provision net revenue	$34,030	$40,198	$38,507	$45,922	$45,394
Acquisition and other restructuring expenses	2,713	320	7,550	2,529	487
Provision for unfunded commitments	(496)	406	(12)	250	567
New Market Tax Credit amortization	1,239	1,829	1,111	—	—
Adjusted: pre-provision net revenue	$37,486	$42,753	$47,156	$48,701	$46,448
Average total assets	$11,398,655	$10,594,245	$10,419,364	$10,680,995	$10,374,820
Reported: Pre-provision net revenue to average assets[1]	1.20 %	1.54 %	1.47 %	1.71 %	1.76 %
Adjusted: Pre-provision net revenue to average assets[1]	1.32 %	1.64 %	1.80 %	1.81 %	1.80 %

	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Reported: Net income	$29,766	$37,816	$28,345	$30,829	$25,806
Acquisition expenses:					
Salaries, wages, and employee benefits	1,125	—	—	—	—
Data processing	368	7	56	—	—
Lease or fixed asset impairment	—	—	245	234	—
Professional fees and other	1,220	313	479	99	141
Other restructuring costs:					
Salaries, wages, and employee benefits	—	—	113	2,011	346
Data processing	—	—	—	—	—
Fixed asset impairment	—	—	6,657	—	—
Professional fees and other	—	—	—	185	—
Related tax benefit	(558)	(71)	(1,640)	(555)	(102)
Adjusted: Net income	$31,921	$38,065	$34,255	$32,803	$26,191
Dilutive average common shares outstanding	55,730,883	55,035,806	54,911,458	54,737,920	54,705,273
Reported: Diluted earnings per share	$0.53	$0.69	$0.52	$0.56	$0.47
Adjusted: Diluted earnings per share	$0.57	$0.69	$0.62	$0.60	$0.48
Average total assets	$11,398,655	$10,594,245	$10,419,364	$10,680,995	$10,374,820
Reported: Return on average assets[1]	1.05 %	1.45 %	1.08 %	1.15 %	1.00 %
Adjusted: Return on average assets[1]	1.12 %	1.46 %	1.31 %	1.22 %	1.02 %

(1) Annualized measure

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Use of Non-GAAP Financial Measures

($ in thousands) (Unaudited results)	Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Reported: Net Interest income	$64,542	$64,893	$72,936	$69,753	$70,813
Tax-equivalent adjustment	579	601	655	638	717
Tax-equivalent interest income	$65,121	$65,494	$73,591	$70,391	$71,530
Reported: Non-interest income	33,011	31,445	30,499	32,285	27,964
Less securities (gains) and losses, net	(898)	(1,641)	(855)	426	(315)
Adjusted: Non-interest income	$32,113	$29,804	$29,644	$32,711	$27,649
Reported: Non-interest expense	62,625	54,499	64,073	56,542	53,068
Amortization of intangible assets	(2,650)	(2,401)	(2,439)	(2,493)	(2,519)
Non-operating adjustments:					
Salaries, wages, and employee benefits	(1,125)	—	(113)	(2,011)	(346)
Data processing	(368)	(7)	(56)	—	—
Impairment, professional fees and other	(1,220)	(313)	(7,381)	(518)	(141)
Adjusted: Non-interest expense	$57,262	$51,778	$54,084	$51,520	$50,062
Reported: Efficiency ratio	61.68 %	54.67 %	59.70 %	52.42 %	50.97 %
Adjusted: Efficiency ratio	58.89 %	54.33 %	52.39 %	49.97 %	50.48 %

	As of and for the Three Months Ended June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Total assets	$12,415,449	$10,759,563	$10,544,047	$10,539,628	$10,835,965
Goodwill and other intangible assets, net	(381,795)	(361,120)	(363,521)	(365,960)	(368,053)
Tax effect of other intangible assets, net	17,997	13,883	14,556	15,239	15,825
Tangible assets	$12,051,651	$10,412,326	$10,195,082	$10,188,907	$10,483,737
Total stockholders' equity	1,345,691	1,265,822	1,270,069	1,255,705	1,236,084
Goodwill and other intangible assets, net	(381,795)	(361,120)	(363,521)	(365,960)	(368,053)
Tax effect of other intangible assets, net	17,997	13,883	14,556	15,239	15,825
Tangible common equity	981,893	918,585	921,104	904,984	883,856
Ending number of common shares outstanding	56,330,616	54,345,379	54,404,379	54,522,231	54,516,000
Tangible common equity to tangible assets[1]	8.15 %	8.82 %	9.03 %	8.88 %	8.43 %
Tangible book value per share	$17.11	$16.65	$16.66	$16.32	$15.92
Average common equity	$1,342,771	$1,275,694	$1,261,298	$1,248,448	$1,233,270
Average goodwill and other intangible assets, net	(368,709)	(362,693)	(365,120)	(367,490)	(369,699)
Average tangible common equity	$974,062	$913,001	$896,178	$880,958	$863,571
Reported: Return on average tangible common equity[2]	12.26 %	16.80 %	12.58 %	13.92 %	12.02 %
Adjusted: Return on average tangible common equity[2][3]	13.14 %	16.91 %	15.21 %	14.81 %	12.20 %

(1) Tax-effected measure. 28% estimated deferred tax rate (2) Annualized measure (3) Calculated using adjusted net income

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